FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2006

TELEVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-11552	94-2383795
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS. Employer Identification No.)

2345 Harris Way, San Jose, California 95131

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 954-8333

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 11, 2006, TeleVideo, Inc. (“TeleVideo” or the “Company”) filed a plan of reorganization (the “Plan”) and related disclosure statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Copies of the Plan and Disclosure Statement as filed with the Bankruptcy Court are attached hereto as Exhibits 99.1 and 99.2, respectively. The Disclosure Statement contains certain estimates of amounts expected to be available for distribution to creditors. TeleVideo does not, as a matter of course, publish its business plans, budgets or strategies, or make external projections or forecasts of its anticipated financial position or results of operations. The Company has filed the Disclosure Statement as an exhibit hereto because such Disclosure Statement has been filed with the Bankruptcy Court in connection with the Company’s reorganization proceedings. The Company refers to the limitations and qualifications included in the Disclosure Statement. In addition, the Company notes that the Plan and all information contained in the Disclosure Statement are subject to change, whether as a result of amendments to the Plan, as a result of the actions of third parties, or otherwise.

Bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the disclosure statement relating to such plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it receives the required approval(s) and is confirmed by the Bankruptcy Court.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Plan of Reorganization dated April 11, 2006

99.2	Disclosure Statement dated April 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2006	TELEVIDEO, INC.

	By:	/s/ K. Philip Hwang
Name: K. Philip Hwang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Plan of Reorganization dated April 11, 2006

99.2	Disclosure Statement dated April 11, 2006